EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT
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Board of Directors
Direct Focus, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-79643 and 333-46936 of Direct Focus, Inc. on Form S-8 of our report dated April 2, 2001 (March 26, 2002, as to Notes 1, 3 and 8) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to going concern and bankruptcy proceedings) on the consolidated balance sheets of StairMaster Sports/Medical Products, Inc. and subsidiaries as of December 31, 1999 and 2000, and the consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the three years in the period ended December 31, 2000, appearing in this current report on Form 8-K/A of Direct Focus, Inc.





DELOITTE & TOUCHE LLP

Seattle, Washington

April 23, 2002